 Exhibit 21.1

JBS N.V. - Subsidiaries

The subsidiaries of JBS N.V. are:

(1)	JBS Participações Societárias S.A., a corporation (sociedade por ações) incorporated under the laws of Brazil;

(2)	JBS S.A., a corporation (sociedade anônima) incorporated under the laws of Brazil, which is a direct, wholly-owned subsidiary of JBS Participações Societárias S.A.; and

(3)	the subsidiaries of JBS S.A., which are set forth in the table below.

JBS S.A. - Subsidiaries
	Company	Jurisdiction of Incorporation or Organization
1	Adams Pork Products Limited	United Kingdom
2	Agro Alfa Indústria e Comércio Ltda.	Brazil
3	Albert Van Zoonen B.V.	Netherlands
4	Andrews Meat Industries Pty. Ltd.	Australia
5	Arkose Investments ULC	Ireland
6	Attleborough Foods Limited	United Kingdom
7	Australian Consolidated Food Holdings Pty. Ltd.	Australia
8	Australian Consolidated Food Investments Pty. Ltd.	Australia
9	Avicola Pilgrim's Pride de Mexico S.A de C.V	Mexico
10	Bakewell Foods Limited	United Kingdom
11	Baumhardt Com. e Part. Ltda.	Brazil
12	Baybrick LandCo Pty. Ltd.	Australia
13	Baybrick Pty. Ltd.	Australia
14	Belvoir Foods Limited	United Kingdom
15	Biotech Foods, S.L.	Spain
16	Birla Società Agricola Srl	Italy
17	Cattle Production Systems, Inc.	Delaware, United States
18	Climert Investments S.A	Uruguay
19	Combo México Holdings, S. de R.L de C.V.	Mexico
20	Combo Productora, S. de R.L de C.V	Mexico
21	Combo Servicios Especializados de Personal, S. de R.L de C.V	Mexico
22	Conceria Priante S.p.A	Italy
23	Consumer Foods Van Sales (Ireland) Limited	Ireland
24	Consumer Foods Van Sales Limited	Ireland
25	Cordine Pty. Ltd.	Australia
26	D Blowers Limited	United Kingdom
27	Dalehead Foods Limited	United Kingdom
28	De Korte Weg B.V.	Netherlands
29	Denver Processing, LLC	Tennessee, United States
30	Diamond Valley Pork Pty Ltd	Australia

31	Dungannon Proteins Ltd	United Kingdom
32	E.M.T. Agro Comercial Ltda.	Brazil
33	Easey Herds Limited	United Kingdom
34	Easey Holdings Limited	United Kingdom
35	Easey Pigs Limited	United Kingdom
36	Easey Veterinary Services Limited	United Kingdom
37	Empire Management Company, LLC	Tennessee, United States
38	Empire Packing Company, LLC	Tennessee, United States
39	Excelsior Alimentos S.A.	Brazil
40	Fampat S.A. de C.V.	Mexico
41	Fazenda da Toca Ltda.	Brazil
42	Final Porto Comércio e Distribuidora Ltda.	Brazil
43	Flora Green Pty. Ltd.	Australia
44	Food Processors Water Cooperative, Inc.	Virginia, United States
45	Food Ventures North America Canada, Inc.	Canada
46	Food Ventures North America, Inc	Delaware, United States
47	Galina Pesada S.A.P.I. de C.V	Mexico
48	Gateway Participações Ltda.	Brazil
49	Geo Adams & Sons (Farms) Limited	United Kingdom
50	Geo Adams & Sons Limited	United Kingdom
51	Gideny S.A.	Uruguay
52	Good Country Investments Pty. Ltd.	Australia
53	Good Country Pty. Ltd.	Australia
54	H. Eggs Comércio Varejista Ltda.	Brazil
55	Hadgraft Industrial Properties, LLC	Georgia, United States
56	Hamer International Limited	United Kingdom
57	Hans Continental Smallgoods Pty. Ltd.	Australia
58	Harris Mason Processing, LLC	Tennessee, United States
59	Henco Hogs, LLC	Iowa, United States
60	High Plains Pork, LLC	Iowa, United States
61	Hortifrutigranjeiro Canela Ltda.	Brazil
62	Hunter Valley Quality Meats Pty. Ltd.	Australia
63	Huon Aquaculture Company Pty Ltd	Australia
64	Huon Aquaculture Group Pty Ltd	Australia
65	Huon Ocean Trout Pty Ltd	Australia
66	Huon Salmon Pty Ltd	Australia
67	Huon Seafoods Pty Ltd	Australia
68	Huon Shellfish Co. Pty Ltd	Australia
69	Huon Smoked Salmon Pty Ltd	Australia
70	Huon Smoked Seafoods Pty Ltd	Australia
71	Huon Tasmanian Salmon Pty Ltd	Australia
72	Imposete Pty. Ltd.	Australia
73	Industry Park Pty. Ltd.	Australia
74	Inmobiliaria Andradina, S. de R.L de C.V. (formerly CBO Servicios Profesionales, S. de R.L. de C.V.)	Mexico
75	Inmobiliaria Avicola Pilgrim's Pride S. de R.L de C.V.	Mexico

76	International Food Company Seara LLC - Dubai Branch	United Arab Emirates
77	International Food Company Seara OPC LLC	United Arab Emirates
78	International Food Packers, LLC	Florida, United States
79	Ivory Investments Luxembourg Holding S.C.S.	Luxembourg
80	JBS Aquaculture Pty Ltd	Australia
81	JBS Asia Co. Ltd.	Hong Kong
82	JBS Aspelt S.à r.l.	Luxembourg
83	JBS Asset Management Corp.	Delaware, United States
84	JBS Australia Air Pty Limited Liability	Australia
85	JBS Australia Finance 1 Pty. Ltd.	Australia
86	JBS Australia Finance Pty. Ltd.	Australia
87	JBS Australia Pty. Ltd.	Australia
88	JBS Aves Ltda.	Brazil
89	JBS Berg S.à r.l.	Luxembourg
90	JBS Captive Insurance Company	Colorado, United States
91	JBS Carriers, Inc.	Delaware, United States
92	JBS Chile Limitada	Chile
93	JBS Clervaux Finance S.à r.l.	Luxembourg
94	JBS Confinamento Ltda.	Brazil
95	JBS Durham UK Ltd	United Kingdom
96	JBS Eggs Holdings B.V.	Netherlands
97	JBS Embalagens Metálicas Ltda.	Brazil
98	JBS Empire, Inc.	Tennessee, United States
99	JBS Finance Luxembourg S.à r.l.	Luxembourg
100	JBS Finco, Inc.	Delaware, United States
101	JBS Food Canada ULC	Canada
102	JBS Food Colombia S.A.S	Colombia
103	JBS Food Trading (Shanghai) Ltd	China
104	JBS Foods Ontario Inc.	Canada
105	JBS Global Luxembourg S.à r.l.	Luxembourg
106	JBS Global Meat Holdings Pty Ltd	Australia/Netherlands
107	JBS Global UK Ltd	United Kingdom
108	JBS Greenbay, Inc.	Delaware, United States
109	JBS Holdco Australia Pty. Ltd.	Australia
110	JBS Holding Brasil S.A.	Brazil
111	JBS Investments Cork Ltd	Ireland
112	JBS Investments Dublin Ltd	Ireland
113	JBS Investments Luxembourg S.à r.l.	Luxembourg
114	JBS Japan	Japan
115	JBS La Rochette Finance S.à r.l.	Luxembourg

116	JBS Leather Argentina S.A.U.	Argentina
117	JBS Leather Asia Limited Liability	Hong Kong
118	JBS Leather International B.V	Netherlands
119	JBS Leather Paraguay Srl	Paraguay
120	JBS Leather Uruguay S.A.	Uruguay
121	JBS Live Pork, LLC	Delaware, United States
122	JBS Meat Investments Pty. Ltd.	Australia
123	JBS Meat UK Limited Liability, Luxembourg Branch	Luxembourg
124	JBS Meat UK Ltd	United Kingdom
125	JBS Melwood UK Limited Liability	United Kingdom
126	JBS Mersch S.à r.l.	Luxembourg
127	JBS Packerland, Inc.	Delaware, United States
128	JBS Plainwell, Inc.	Delaware, United States
129	JBS Pork Australia Pty Ltd	Australia
130	JBS Prepared Foods, Inc.	Pennsylvania, United States
131	JBS Sanitation Canada Ltd	Canada
132	JBS Smallgoods Holdco Australia, Pty Ltd	Australia
133	JBS Smallgoods Holdco Pty. Ltd.	Australia
134	JBS Smallgoods Investments Pty. Ltd.	Australia
135	JBS Souderton, Inc.	Arizona, United States
136	JBS Southern Australia Pty. Ltd.	Australia
137	JBS Southern Holdco AU Pty. Ltd.	Australia
138	JBS Southern Investments 1 Pty. Ltd.	Australia
139	JBS Southern Investments 2 Pty. Ltd.	Australia
140	JBS Terminais Ltda.	Brazil
141	JBS Toledo N.V	Belgium
142	JBS Tolleson, Inc.	Delaware, United States
143	JBS Trading Agent (Dongguan)	China
144	JBS Trading USA, Inc.	Delaware, United States
145	JBS USA Food Company	Delaware, United States
146	JBS USA Food Company Holdings	Delaware, United States
147	JBS USA Foods Group Holdings	Delaware, United States
148	JBS USA Holding Lux S.à r.l.	Luxembourg
149	JBS USA Imports, Inc.	Colorado, United States
150	JBS USA Leather, Inc.	Delaware, United States
151	JBS USA Promontory Holdings I, LLC	Colorado, United States
152	JBS USA Promontory Holdings II, LLC	Colorado, United States
153	JBS USA Promontory I, LLC	Colorado, United States
154	JBS USA Promontory II, LLC	Colorado, United States
155	JBS USA Sanitation Corporation	Delaware, United States
156	JBS Wisconsin Properties, LLC	Wisconsin, United States
157	Kahula Pty. Ltd.	Australia
158	King’s S.p.A.	Italy
159	Kitchen Range Foods Limited	United Kingdom
160	Lap Foods Pty. Ltd.	Australia

161	LLB Natureza Viva Comércio e Distribuidora Ltda.	Brazil
162	Mafrip - Matadouro Frigorífico S.A.	Brazil
163	Mantiqueira Agricultura Regenerativa S.A.	Brazil
164	Mantiqueira Agronegócios Ltda.	Brazil
165	Mantiqueira Alimentos S.A.	Brazil
166	Mantiqueira Holdings B.V.	Netherlands
167	Marzolara Food Processing Srl	Italy
168	Meadow Bank Hatchery Pty Ltd	Australia
169	Meat Me México, Mercado de Carnes, S. de R.L. de C.V.	Mexico
170	Meat Snack Partners Distribuidora do Brasil Ltda.	Brazil
171	Meat Snack Partners do Brasil Ltda.	Brazil
172	Meat Snacks Partner LLC	Wisconsin, United States
173	Merit Provisions, LLC (Inactive)	Texas, United States
174	Miller Brothers Co. Inc. (Inactive)	Utah, United States
175	Mopac of Virginia, Inc.	Virginia, United States
176	Morrison's Seafood Pty Ltd	Australia
177	Moy Park (Newco) Ltd	United Kingdom
178	Moy Park Beef Orleans S.à.r.l	France
179	Moy Park Bondco PLC Ltd	United Kingdom
180	Moy Park France (Holdings) SAS	France
181	Moy Park France SAS	France
182	Moy Park Holdings (Europe) Limited	United Kingdom
183	Moy Park Limited	United Kingdom
184	Moyer Distribution, LLC	Delaware, United States
185	N.Ovo Plant Based Ltda.	Brazil
186	Nacrail, LLC	Delaware, United States
187	Noon Products Limited	United Kingdom
188	Normaclass S.A.	France
189	Oak Grove, LLC	Iowa , United States
190	Oakhouse Foods Limited	United Kingdom
191	O'Kane (Blue Rose Newco 1) Limited	United Kingdom
192	O'Kane Poultry Limited	United Kingdom
193	Olympia Processing, LLC	Tennessee, United States
194	Onix Investments UK Ltd	United Kingdom
195	Oxdale Dairy Enterprise Pty Ltd	Australia
196	P&H Investments 1 Pty. Ltd.	Australia
197	P&H Investments 2 Pty. Ltd	Australia
198	Penasul UK Ltd.	United Kingdom
199	Pilgrim’s Food Masters Holdings Ltd	United Kingdom
200	Pilgrim’s Food Masters Ireland Limited	Ireland

201	Pilgrim’s Pride Malta Finance Limited Liability	Malta
202	Pilgrim's Europe Ltd	United Kingdom
203	Pilgrim's Food Masters UK Limited	United Kingdom
204	Pilgrim's Pride Affordable Housing Corp.	Nevada, United States
205	Pilgrim's Pride Corporation	Delaware, United States
206	Pilgrim's Pride Corporation of West Virginia, Inc.	West Virginia, United States
207	Pilgrim's Pride Finance, LLC	Delaware, United States
208	Pilgrim's Pride Ltd	United Kingdom
209	Pilgrim's Pride S. de R.L de C.V	Mexico
210	Pilgrim's Shared Services Ltd.	United Kingdom
211	Pilgrim's UK Lamb Ltd	United Kingdom
212	Plan Pro Restaurantes S.A. de C.V.	Mexico
213	Planterra Holdings B.V.	Netherlands
214	Plumrose Limited	United Kingdom
215	Poppsa 3, LLC	Delaware, United States
216	Poppsa 4, LLC	Delaware, United States
217	PPC of Alabama, Inc.	Colorado, United States
218	PPC Transportation Company	Delaware, United States
219	PQP Holdings Limited	United Kingdom
220	Premier Beehive Holdco Pty. Ltd.	Australia
221	Premier Beehive NZ	New Zealand
222	Primo Foods Pty Ltd.	Australia
223	Primo Group Holdings Pty. Ltd.	Australia
224	Primo Meats Admin Pty Ltd	Australia
225	Primo Meats Pty. Ltd.	Australia
226	Primo Retail Pty. Ltd.	Australia
227	Principe di San Daniele S.p.A.	Italy
228	QMT General Partner Limited Liability	New Zealand
229	QMT New Zealand Limited Liability Partnership	New Zealand
230	Ready Mile Trucking Ltd	Canada
231	Rigamonti Salumificio S.p.A	Italy
232	Rivalea Holdings Pty Limited Liability	Australia
233	Rivercan	Uruguay
234	Robotic Technologies Limited Liability	New Zealand
235	Rocklabs Limited Liability	New Zealand
236	Rollover Limited	United Kingdom
237	Rye Valley Foods Limited	Ireland
238	S&C Australia Holdco Pty. Ltd.	Australia
239	S&C Australia Investments, Pty Ltd.	Australia
240	S&C Resale Company	Delaware, United States
241	Sampco Holdings, LLC	Georgia, United States
242	Sampco LLC	Georgia, United States
243	Sandstone Holdings S.à r.l.	Luxembourg
244	Scott Automation a.s.	Czech Republic
245	Scott Automation and Robotics Pty Ltd	Australia

246	Scott Automation GmbH	Germany
247	Scott Automation Limited Liability.	United Kingdom
248	Scott Automation Ltd	New Zealand
249	Scott Automation N.V.	Belgium
250	Scott Automation SAS	France
251	Scott LED Limited Liability	New Zealand
252	Scott Systems (Qingdao) Co., Ltd	China
253	Scott Systems International Inc.	Ohio, United States
254	Scott Technology Americas Limited Liability	New Zealand
255	Scott Technology Australia Pty Ltd	Australia
256	Scott Technology Belgium bvba	Belgium
257	Scott Technology Europe Limited Liability	New Zealand
258	Scott Technology Limited Liability	New Zealand
259	Scott Technology NZ Limited Liability	New Zealand
260	Scott Technology USA Limited Liability	New Zealand
261	Seara África Pty. Ltd.	South Africa
262	Seara Alimentos Ltda.	Brazil
263	Seara Arabia Food Industrial Company	Saudi Arabia
264	Seara Comércio de Alimentos Ltda.	Brazil
265	Seara Food Europe Holding B.V.	Netherlands
266	Seara Food Europe Holding B.V. (DMCC BRANCH)	United Arab Emirates
267	Seara Holding Ltda.	Brazil
268	Seara Holdings (Europe) B.V.	Netherlands
269	Seara Japan Ltd	Japan
270	Seara Meats B.V.	Netherlands
271	Seara Middle East Foods Trading Company	Saudi Arabia
272	Seara Middle East Wholesale and Retail Co. SPC	Kuwait
273	Seara Saudi Food for Consultancy and Research LLC	Saudi Arabia
274	Seara Singapore Pte. Ltd	Singapore
275	Servicios Administrativos Pilgrim's Pride S. de R.L de C.V	Mexico
276	Seven Point Pork Pty Ltd	Australia
277	Sharonville Processing, LLC	Tennessee, United States
278	SIA.MO.CI. Srl	Italy
279	Skippack Creek Corp.	Delaware, United States
280	Southern Hens, Inc.	Mississippi, United States
281	Southern Ocean Trout Pty Ltd	Australia
282	Springfield Hatcheries Pty Ltd	Australia
283	Springs Smoked Salmon Pty Ltd	Australia
284	Springs Smoked Seafoods Pty Ltd	Australia
285	Spurway Foods Limited	United Kingdom

286	Surveyors Investments Pty Ltd	Australia
287	Swift & Company International Sales Corp.	Colorado, United States
288	Swift & Company International Sales Corp. (Hong Kong Branch)	Hong Kong
289	Swift & Company International Sales Corp. (Korea Branch)	Korea
290	Swift & Company International Sales Corp. (Shangai Branch)	China
291	Swift Australia (Southern) Pty. Ltd.	Australia
292	Swift Beef Company	Colorado, United States
293	Swift Brands Company	Colorado, United States
294	Swift Pork Company	Colorado, United States
295	Swift Refrigerated Foods S.A de C.V	Mexico
296	Swift Southern Investments Pty. Ltd.	Australia
297	Swift Trading Shanghai Ltd.	China
298	Tatiara Meat Company, Pty Ltd.	Australia
299	Tatiara Meat Investments Pty. Ltd.	Australia
300	To-Ricos Distribution Ltd	Iowa, United States
301	To-Ricos Ltd	Iowa, United States
302	TriOak Foods, LLC	North Carolina, United States
303	TriOak Grain, LLC	Delaware, United States
304	TVB B.V.	Netherlands
305	Unifleisch SA	Switzerland
306	Via Rovigo Indústria e Comércio de Produtos Alimentícios S.A.	Brazil
307	Vivera B.V.	Netherlands
308	Vivera Topholding B.V.	Netherlands
309	Vivera UK Ltd	United Kingdom
310	Vivera Vastgoed B.V.	Netherlands
311	Weddel Ltd	Canada
312	White Strap Safco Foods Trading LLC	United Arab Emirates
313	White Stripe Foods Investment Holdings Pty Ltd	Australia
314	White Stripe Foods Pty Ltd.	Australia
315	White Stripe Safco Foods (Joint Venture)	United Arab Emirates
316	Wonder Best Holding Co Ltd.	Hong Kong
317	Zendaleather Co.	Porto Rico, United States
318	Zendaleather GmbH	Germany
319	Zendaleather S.A de C.V	Mexico
320	Zero Lines Corporation	Porto Rico, United States
321	ZM Australia Pty. Ltd.	Australia